EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Arapahoe Crossings, LP
Avion Service Corp.
BPR Land Partnership L.P.
BPR Shopping Center L.P.
Briar Preston Ridge Partners L.P.
Briar Preston Ridge South L.P.
CA Harwood, L.P.
CA New Plan III
CA New Plan IV
CA New Plan V
CA New Plan VI
CA New Plan Acquisition Fund, LLC
CA New Plan Asset, Inc.
CA New Plan Asset Partnership IV, L.P.
CA New Plan Fixed Rate Partnership, L.P.
CA New Plan Fixed Rate SPE, Inc.
CA New Plan Management, Inc.
CA New Plan Merchants Crossings Partnership, L.P.
CA New Plan Merchants Crossing SPE, Inc.
CA New Plan Sarasota, L.P.
CA New Plan Texas Assets, Inc
CA New Plan Texas Assets, LP
CA New Plan Venture Direct Investment Fund, LLC
CA New Plan Venture Fund, LLC
CA New Plan Venture Partner
Clearwater Mall, LLC
ERPF, Inc.
ERP Australian Member, LLC
ERP EastChase, LLC
ERP Financing, LLC
ERP Hillcrest, LLC
ERP Mingo Marketplace, LLC
ERP New Britain GP, LLC
ERP New Britain Holdings, L.P.
ERP New Britain Limited Partnership
ERP New Britain Mezz GP, LLC
ERP New Britain Property Owner, L.P.
ERP of Midway, LLC
ERT Aus Mgt LP Corp.
ERT AusMgt GP LLC
ERT Australian Management, L.P.
ERT 163rd Street Mall, LLC
ERT Development Corporation
ERT Pointe Orlando, Inc.
ERT Southland, LLC
Excel Realty Partners, LP

Excel Realty — PA, Inc.
Excel Realty Trust — NC
Excel Realty Trust — ST, Inc.
Galileo America LLC
HK New Plan Alexis Park GP, LLC
HK New Plan Alexis Park, LP
HK New Plan Arvada Plaza, LLC
HK New Plan Covered Sun, LLC
HK New Plan ERP Property Holdings, LLC
HK New Plan Exchange Property Holdings I, LLC
HK New Plan Exchange Property Holdings III, LLC
HK New Plan Exchange Property Holdings IV, LLC
HK New Plan Exchange Property Owner I, LLC
HK New Plan Exchange Property Owner II, LP
HK New Plan Exchange Property Owner III, LLC
HK New Plan Exchange Property Owner IV, LLC
HK New Plan Exchange Upper Tier QRS Holding Company
HK New Plan Festival Center (IL), LLC
HK New Plan Hunt River Commons, LLC
HK New Plan Karl Plaza GP, LLC
HK New Plan Karl Plaza, LP
HK New Plan Lexington Town Square, LLC
HK New Plan Lower Tier OH, LLC
HK New Plan Macon Chapman, LP
HK New Plan Macon Chapman QRS LP Company
HK New Plan Macon Chapman TRS GP Company
HK New Plan Marwood Sunshine Cheyenne, LLC
HK New Plan Merchants Crossing, LLC
HK New Plan Mid Tier OH, LP
HK New Plan OH TRS, Inc.
HK New Plan Olympia Corners, LLC
HK New Plan Skyway Plaza, LLC
HK New Plan STH Lower Tier, LLC
HK New Plan STH Mid Tier I, LLC
HK New Plan STH Mid Tier II, LLC
HK New Plan STH Northshore Plaza LP Company
HK New Plan STH Upper Tier I, LLC
HK New Plan STH Upper Tier II Company
HK New Plan University IV, LLC
HK New Plan Vineyards GP, LLC
HK New Plan Vineyards, LP
NC Properties #1, Inc.
NC Properties #2, Inc.
New Plan Acquisition Company, LLC
New Plan Australian Management, L.P.
New Plan Australian Member, LLC
New Plan Conyers Crossroads Management Company, LLC
New Plan Conyers Crossroads Management Company II, LLC
New Plan Disbursing Corp.
New Plan DRP Trust
New Plan East Cherokee Management Company, LLC

New Plan EastChase Management Company, LLC
New Plan of Elk Grove, LLC
New Plan ERP Limited Partner Company
New Plan ERT HD Florida, LLC
New Plan ERT HD Louisiana, LLC
New Plan ERT HD Ohio, LLC
New Plan Financing I, Inc.
New Plan Flowery Branch Management Company, LLC
New Plan Hampton Village, LLC
New Plan Institutional Retail Partner, LLC
New Plan Institutional Retail Partner II, LLC
New Plan Lake Grove Management Company, LLC
New Plan Meridian Management Company, LLC
New Plan MP Management Company, Inc.
New Plan New London Management Company, LLC
New Plan NPK Management Company I, LLC
New Plan NPK Redevelopment I, LLC
New Plan Pennsylvania Holdings LLC
New Plan Property Holding Company
New Plan Riverplace Management Company, LLC
New Plan Rolling Meadows Management Company, LLC
New Plan Skytop Pavilion Management Company, LLC
New Plan Westgate Management Company, LLC
New Plan of Arlington Heights, LLC
New Plan of Fashion Corners, Inc.
New Plan of Fashion Place, LLC
New Plan of Hillside Village, LLC
New Plan of Illinois, LLC
New Plan of Laurel Mall, Inc.
New Plan of Michigan, LLC
New Plan of Michigan, Inc.
New Plan of New Garden, Inc.
New Plan Quail Springs Management Company, LLC
New Plan of Silver Pointe, LLC
New Plan of Tennessee, Inc.
New Plan of Tinton Falls, Inc.
New Plan of West Ridge, LLC
New Plan Realty of Alabama, Inc.
New Plan Realty Trust
New Plan Securities Corp.
New Plan Westgate Partners, LLC
New Plan Westpark Management Company, LLC
New Plan Westpark Managment Company II, LLC
NPHV, Inc.
NP/I&G Institutional Retail Company, LLC
NP/I&G Institutional Retail Company II, LLC
NP AusMgt LP Corp.
NP AusMgt GP LLC
NP of Tennessee, LP
NPK Development I, LLC
NPTN, Inc.
Pointe Orlando Development Company
Red Zone Development, LLC
Westgate Mall, LLC